EXHIBIT 4.2
                                                          -----------

                          AMENDMENT TO INDENTURE

      This AMENDMENT TO INDENTURE ("Amendment") is entered into as of October 9, 1997 by and between Sun World International, Inc. ("Issuer"), Cadiz Land Company, Inc. ("Parent Guarantor"), Agri-land Realty, Inc., Sun World Management Corporation, Sun World Avocado, Sun World Export, Inc., Sun World Brands, Sun World/Rayo, Dinuba Packing Corporation, SFC Marketing Corporation, Sun Harvest, Inc., Pacific Farm Service, Inc., Big Valley Leasing, Inc., Sun Desert, Inc., and Coachella Growers (collectively, "Subsidiary Guarantors"), and IBJ Schroder Bank & Trust Company (the "Trustee"). The parties to this Amendment are hereinafter sometimes referred to collectively as the "Parties".

                               RECITALS:
                               --------

      WHEREAS, the Parties have entered into an Indenture dated as of April 16, 1997 (the "Indenture"); and

      WHEREAS, the Parties wish to amend the Indenture in order to correct certain inconsistencies and defects within the Indenture and between the Indenture and the Collateral Documents (as defined in the Indenture); and

      WHEREAS, this Amendment will serve to accurately reflect the intent of the Parties and will not adversely affect the legal rights of any Holder of a Note (as defined in the Indenture); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, this Amendment may be entered into by the Parties without the consent of any Holder of a Note;

      NOW THEREFORE, in consideration of the above recitals, the promises and the mutual representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows:

      1. AMENDMENT OF INDENTURE. The Indenture is hereby amended as set forth below:

           a. EXCLUDED ASSETS. The definition of the term "Excluded Assets" as it appears in Section 1.01 of the Indenture is hereby amended in its entirety as follows:

           "Excluded Assets" means (i) all of the assets of Parent other than the stock of the Issuer, (ii) the Revolving Credit Agreement Collateral, (iii) any Proceeds (as defined in the Uniform Commercial Code in effect in the State of California ("UCC")) or products arising out of Revolving Credit Agreement
           Colateral, (iv) rights to payment of money or Chattel Paper
           (as defined in the UCC) arising from the sale of Revolving
           Credit Agreement Collateral or insurance proceeds payable in respect of Revolving Credit Agreement Collateral, except to the extent that any such Proceeds or products (including money and Chattel Paper) constitute or are deemed to constitute Collateral Proceeds, (v) the Zenith Collateral, and (vi) certain other assets of the Issuer and its Subsidiaries, the value of which is immaterial in the aggregate, as set forth in the Collateral Documents."

           b. SECTION 10.02(A). Section 10.02(a) of the Indenture is hereby amended in its entirety as follows:

           "(a) The Issuer and the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Documents (subject only to Liens expressly permitted by this Indenture and the Collateral Documents), including without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral; provided, however, that any requirements as to perfection shall be solely as set forth in the Collateral Documents. The Issuer and the Guarantors shall from time to time promptly pay all financing and continuation statement recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Documents. The Trustee shall not be responsible for any failure to so register, file or record."

      2. EXISTING INDENTURE. Except as otherwise amended or modified herein or hereby, the provisions of the Indenture are hereby reaffirmed and shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the Parties has caused this Amendment to Indenture to be executed and delivered by their duly authorized officers as of the date first above written.

SUN WORLD INTERNATIONAL, INC.

By:  /s/ Stanley E. Speer
    ----------------------------------

Name:    Stanley E. Speer
      ________________________________

Title:   Chief Financial Officer
      ________________________________

CADIZ LAND COMPANY, INC.


By:  /s/ Stanley E. Speer
    ----------------------------------

Name:    Stanley E. Speer
      ________________________________

Title:   Chief Financial Officer
      ________________________________

AGRI-LAND REALTY, INC.
SUN WORLD MANAGEMENT CORPORATION
SUN WORLD AVOCADO
SUN WORLD EXPORT, INC.
SUN WORLD BRANDS
SUN WORLD/RAYO
DINUBA PACKING CORPORATION
SFC MARKETING CORPORATION
SUN HARVEST, INC.
PACIFIC FARM SERVICE, INC.
BIG VALLEY LEASING, INC.
SUN DESERT, INC.
COACHELLA GROWERS


By:  /s/ Stanley E. Speer
    ----------------------------------

Name:    Stanley E. Speer
      ________________________________

Title:   Chief Financial Officer
      ________________________________

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

By:  /s/  Luis Perez
     _________________________________

Name:     Luis Perez
     _________________________________

Title:    Assistant Vice President
      ________________________________